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                                                                  Exhibit 10.1

                              UNSECURED PROMISSORY NOTE



January 5, 1998
Las Vegas, Nevada                                                $2,760,000.00

     The undersigned, for value received promises to pay to the order of the Chaisson Family Trust R-501 ("Payee"), at C/O William Conway, CPA, Conway, Stuart & Woodbury, 4021 Meadows Lane, Las Vegas, Nevada 89107, or at such other place as Payee from time to time may designate in writing, the principal sum of TWO MILLION SEVEN HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS (U.S.$2,760,000.00). The principal sum outstanding shall bear interest at the rate of eight percent (8) per annum from the date hereof.

     Principal and interest is payable in sixty (60) equal installments of FIFTY FIVE THOUSAND NINE HUNDRED SIXTY TWO AND 85/100 DOLLARS
(U.S.$55,962.85), commencing on February 5, 1998, and the same day of each consecutive month thereafter until paid in full.

     Time is of the essence of payment. In the event of: (1) the failure of the undersigned to make any payment within five (5) days of a due date as set forth above, (2) the dissolution of the undersigned, (3) the filing of a petition requesting that the undersigned be adjudged a bankrupt, which petition remains undismissed for a period of thirty (30) days following its filing, (4) the undersigned becoming insolvent or making a general assignment for the benefit of creditors, (5) a receiver being appointed of the property or assets of the undersigned, (6) the undersigned shall sell substantially all of its assets, (7) the undersigned shall be merged into another entity, or (8) the undersigned shall be a party to a share exchange resulting in the undersigned becoming the subsidiary of another entity, the entire principal and accrued interest shall at the option of the holder hereof become immediately due and payable without prior demand or notice, which the undersigned hereby waives. After maturity or default the rate of interest on any unpaid balance of principal shall be increased by two percent (2%) per annum above the rate of interest herein set forth until paid, both before and after judgment.

     This Note may be prepaid in full, but not in part, at any time without premium or penalty.

     The undersigned waives diligence, demand, presentment for payment, protest, notice of protest, notice of dishonor, and notice of nonpayment. In addition, the undersigned promises to pay reasonable attorneys' fees and costs incurred in the collection of this Note or any part thereof without suit, or in the event of a suit by the holder, such additional attorneys' fees and costs of suit as the court may adjudge reasonable.

     This Note shall be construed and governed by the laws of the State of Nevada.

                                   Cross-Continent Auto Retailers, Inc.



                                   By:
                                       ---------------------------------
                                          R. Wayne Moore, Secretary